NEWS RELEASE
July 28, 2011

Sun Communities, Inc. Reports 2011 Second Quarter Results

Southfield, MI, July 28, 2011 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today reported its second quarter results.

Highlights: Three Months Ended June 30, 2011 vs. June 30, 2010

•
Adjusted Funds from Operations (“AFFO”)(1) excluding certain items described in this release was $0.74 per diluted share and OP Unit (“Share”) compared to $0.66 per Share in the second quarter of 2010, an increase of $0.08 per share or 12.1 percent.

•	Same Site Net Operating Income (“NOI”)(2) increased by 3.6 percent.

•	Completed acquisition of 19 communities comprising approximately 6,000 developed sites.

“The current quarter reflects continued occupancy improvement and solid operating fundamentals within the core portfolio, positively impacting same site NOI growth,” said Gary A. Shiffman, Chairman and CEO.  “This quarter we closed on nineteen communities and began work on six expansions in the Texas market.  These developments, coupled with steady occupancy gains, in addition to our strengthened balance sheet, form a solid base for future growth” he added.

Funds from Operations(1)

FFO(1) increased to $16.8 million, or $0.71 per Share, in the second quarter of 2011 as compared to $13.2 million, or $0.62 per Share, in the second quarter of 2010. AFFO(1)  was $17.5 million, or $0.74 per Share, for the second quarter of 2011 as compared to $14.0 million, or $0.66 per Share, in the second quarter of 2010.

FFO(1) increased to $35.5 million, or $1.53 per Share, for the six months ended June 30, 2011 as compared to $30.8 million, or $1.46 per Share, for the six months ended June 30, 2010. AFFO(1)  was $36.5 million, or $1.57 per Share, for the six months ended June 30, 2011 as compared to $31.7 million, or $1.50 per Share, for the six months ended June 30, 2010.

Net (Loss) Income Attributable to Common Stockholders

Net loss attributable to common stockholders for the second quarter of 2011 was $(0.9) million, or $(0.04) per diluted common share, compared with a net loss of $(2.4) million, or $(0.13) per common share, for the second quarter of 2010. Net income attributable to common stockholders for the six months ended June 30, 2011 was $1.5 million, or $0.07 per common share, compared with a loss of $(1.1) million, or $(0.06) per diluted common share, for the six months ended June 30, 2010.

Sun Communities, Inc 2nd Quarter 2011

Community Occupancy

During the second quarter of 2011, same site revenue producing sites increased by 287 sites, compared to an increase of 192 sites during the second quarter of 2010, an increase of 49.5 percent. For the six months ended June 30, 2011, same site revenue producing sites increased by 430 sites, compared to an increase of 434 sites for the six months ended June 30, 2010. Same site occupancy increased to 85.3 percent at June 30, 2011 from 84.3 percent at June 30, 2010.

In addition to the increases in same site revenue producing sites discussed above, 4,408 new revenue producing sites were added as a result of the acquisition of Kentland Communities (“Kentland”) and Orange City RV Resort (“Orange City”) (see “Acquisitions” section below.)

The Company rented an additional 303 homes during the six months ended June 30, 2011, bringing the total number of occupied rentals to 6,444.

Same Site Results

For 136 communities owned throughout 2011 and 2010, second quarter 2011 total revenues increased 3.3 percent and total expenses increased 2.8 percent, resulting in an increase in NOI(2) of 3.6 percent over the second quarter of 2010. For the six months ended June 30, 2011, total revenues increased 3.2 percent and total expenses increased 1.6 percent resulting in an increase in NOI(2) of 3.9 percent over the six months ended June 30, 2010.

Home Sales

During the second quarter of 2011, 362 homes were sold, a decrease of 11.1 percent from the 407 homes sold during the second quarter of 2010. Rental home sales, included in total home sales above, totaled 200 and 214 for the second quarters of 2011 and 2010, respectively, a decrease of 6.5 percent.

During the six months ended June 30, 2011, 719 homes were sold, a decrease of 1.8 percent from the 732 homes sold during the six months ended June 30, 2010. Rental home sales, included in total home sales above, totaled 416 and 392 for the six months ended June 30, 2011 and June 30, 2010, respectively, an increase of 6.1 percent.

Stock Issuance

During the quarter, the Company sold 480,184 shares of common stock at a weighted average price of $36.91 per share, resulting in additional net capital of approximately $17.4 million.

Debt Refinancing

On May 10, 2011, the Company completed a $23.6 million collateralized mortgage backed security (“CMBS”) financing with Merrill Lynch Mortgage Lending, Inc. The financing bears interest at 5.38 percent with a ten year maturity and replaces currently existing mortgage debt on three properties which was scheduled to mature in June 2012.

Sun Communities, Inc 2nd Quarter 2011

In July, the Company reached a final agreement with Fannie Mae and PNC Bank to settle the litigation the Company commenced in November 2009 over certain fees charged when Sun’s variable rate loan facility was extended in April 2009.   In accordance with the terms of the final agreement, the Company has the option to extend the maturity date of its entire $367.0 million credit facility with PNC Bank and Fannie Mae from 2014 to 2023, subject to compliance with certain underwriting criteria.  This agreement also provided a reduction in the facility fee charged on the Company’s variable rate facility, the effect of which reduced interest expense in the second quarter by $0.8 million. One half of this expense reduction is attributable to the first quarter of the year.

The effect of the refinancing and maturity extensions discussed above and the $115.0 million in CMBS financing completed in the first quarter of 2011 was to move $473.8 million of mortgage debt maturities from 2011 through 2015 to maturity dates from 2021 through 2023.

The transactions also increased the total weighted average years to maturity for the Company’s mortgage debt from 3.7 years at January 1, 2011 to 7.6 years at June 30, 2011, excluding mortgage debt related to acquisitions.

Acquisitions

In May, the Company acquired Orange City, a Florida recreational vehicle resort comprising 525 developed sites, for approximately $6.5 million cash.

In June, the Company closed on the acquisition of Kentland, comprising 17 manufactured home communities, 1 recreational vehicle community, 291 manufactured homes and a portfolio of notes receivable for approximately $143.0 million. The 18 communities acquired are located in western Michigan and comprise approximately 5,400 developed sites.

As a result of the Kentland acquisition, the Company assumed secured debt with a principal balance $52.4 million that has a weighted average maturity of 4.7 years and weighted average annual rate of 5.7%.  The debt is secured by twelve properties. Debt in the amount of $24.8 million was also paid off as a result of the transaction.

In order to help finance this debt payoff the Company entered into a $22.9 million financing agreement. The agreement has a weighted average maturity of 3.9 years and weighted average annual rate of 3.0%.  The debt was collateralized by six properties – five Kentland properties and Orange City.

In addition, the Company issued $45.5 million of Series A-1 preferred operating partnership (“Preferred OP”) units ($100 par value) as a result of the Kentland acquisition.  Preferred OP unit holders can convert the Preferred OP units into shares of common stock at any time after December 31, 2013 based on a conversion price of $41 per share.  The Preferred OP units are not redeemable.  The Preferred OP unit holders receive a preferred return of 5.1% for the first two years and 6.0% thereafter.

Earnings Guidance

Based on year to date performance, completed financing transactions, accretion from acquisitions and anticipated performance for the remainder of the year, the Company revises its 2011 guidance to $3.10 to $3.16 per Share, excluding acquisition costs.

Sun Communities, Inc 2nd Quarter 2011

Earnings Conference Call

A conference call to discuss second quarter operating results will be held on Thursday, July 28, 2011, at 11:00 A.M. (EDT).  To participate, call toll-free 877-941-6009.  Callers outside the U.S. or Canada can access the call at 480-629-9819.  A replay will be available following the call through August 11, 2011, and can be accessed toll-free by calling 800-406-7325 or by calling 303-590-3030.  The Conference ID number for the call and the replay is 4453012. The conference call will be available live on Sun Communities website www.suncommunities.com.  Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 155 communities comprising approximately 53,600 developed sites.

For more information about Sun Communities, Inc., please visit our website at www.suncommunities.com.

Contact

Please address all inquiries to our investor relations department, at our website www.suncommunities.com, by phone (248) 208-2500, by facsimile (248) 208-2645 or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin RoadSouthfield, MI 48034.

  Sun Communities, Inc 2nd Quarter 2011

(1)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Management also uses an Adjusted Funds from Operations (“AFFO”) non-GAAP financial measure, which excludes certain gain and loss items that management considers unrelated to the operational and financial performance of the Company’s core business. The Company believes that AFFO provides investors with another financial measure of our operating performance that is more comparable when evaluating period over period results. Other REITs may use different methods for calculating FFO and AFFO and, accordingly, the Company’s FFO and AFFO may not be comparable to other REITs.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

Forward Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our 2010 Annual Report, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 2nd Quarter 2011

Consolidated Balance Sheets
(in thousands, except per share amounts)

	(Unaudited)
	June 30, 2011	December 31, 2010
ASSETS
Investment property, net	$1,167,485	$1,032,326
Cash and cash equivalents	4,007	8,420
Inventory of manufactured homes	4,389	2,309
Notes and other receivables	102,382	88,807
Other assets	44,532	30,829
TOTAL ASSETS	$1,322,795	$1,162,691

LIABILITIES
Debt	$1,254,584	$1,163,612
Lines of credit	88,325	94,527
Other liabilities	45,334	36,936
TOTAL LIABILITIES	$1,388,243	$1,295,075

Commitments and contingencies

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.01 par value, 10,000 shares authorized, none issued	$-	$-
Common stock, $0.01 par value, 90,000 shares authorized (June 30, 2011 and December 31, 2010, 23,304 and 21,716 shares issued respectively)	233	217
Additional paid-in capital	543,657	495,331
Accumulated other comprehensive loss	(1,842)	(2,226)
Distributions in excess of accumulated earnings	(574,417)	(549,625)
Treasury stock, at cost (June 30, 2011 and December 31, 2010, 1,802 shares)	(63,600)	(63,600)
Total Sun Communities, Inc. stockholders' deficit	(95,969)	(119,903)
Noncontrolling interests
Preferred OP Units	45,548	-
Common OP Units	(15,027)	(12,481)

TOTAL STOCKHOLDERS’ DEFICIT	(65,448)	(132,384)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,322,795	$1,162,691

Sun Communities, Inc. 2nd Quarter 2011

Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
REVENUES
Income from real property	$52,264	$49,948	$106,100	$101,955
Revenue from home sales	8,146	9,598	16,381	17,635
Rental home revenue	5,427	5,052	10,757	10,131
Ancillary revenues, net	109	108	403	334
Interest	2,291	1,973	4,359	3,769
Other income (loss), net	25	62	(24)	452
Total revenues	68,262	66,741	137,976	134,276

COSTS AND EXPENSES
Property operating and maintenance	13,994	13,105	27,452	26,145
Real estate taxes	4,098	4,183	8,213	8,363
Cost of home sales	6,401	7,233	12,892	13,477
Rental home operating and maintenance	3,754	3,594	7,427	7,217
General and administrative - real property	4,833	5,627	9,311	9,117
General and administrative - home sales and rentals	1,952	1,853	3,925	3,786
Acquisition related costs	1,151	-	1,400	-
Depreciation and amortization	18,121	16,832	34,800	33,523
Interest	15,225	15,455	30,631	30,560
Interest on mandatorily redeemable debt	829	819	1,655	1,636
Total expenses	70,358	68,701	137,706	133,824

(Loss) income before income taxes and equity income (loss) from affiliates	(2,096)	(1,960)	270	452
Benefit (provision) for state income taxes	259	(129)	128	(261)
Equity income (loss) from affiliates	850	(758)	1,200	(1,577)
Net (loss) income	(987)	(2,847)	1,598	(1,386)
Less: Preferred return to preferred OP units	51	-	51	-
Less: Amounts attributable to common noncontrolling interest	(148)	(398)	37	(274)
Net (loss) income attributable to Sun Communities, Inc. common stockholders	$(890)	$(2,449)	$1,510	$(1,112)

Weighted average common shares outstanding:
Basic	21,090	19,031	21,068	18,848
Diluted	21,090	19,031	23,155	18,848

(Loss) earnings per share:
Basic	$(0.04)	$(0.13)	$0.07	$(0.06)
Diluted	$(0.04)	$(0.13)	$0.07	$(0.06)

Cash dividends per common share	$0.63	$0.63	$1.26	$1.26

Sun Communities, Inc. 2nd Quarter 2011

Reconciliation of Net (Loss) Income to FFO(1)
(in thousands except for per Share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net (loss) income attributable to Sun Communities, Inc. common stockholders	$(890)	$(2,449)	$1,510	$(1,112)
Adjustments:
Preferred return to preferred OP units	51	-	51	-
Amounts attributable to common noncontrolling interest	(148)	(398)	37	(274)
Depreciation and amortization	17,418	16,808	34,315	33,842
Loss (gain) on disposition of assets, net	320	(806)	(366)	(1,655)
Funds from operations ("FFO")(1)	$16,751	$13,155	$35,547	$30,801
Adjustments:
Michigan Business tax reversal	-	-	-	(740)
Equity affiliate adjustment (3)	-	808	-	1,627
Acquisition related costs	1,151	-	1,400	-
Benefit for state income taxes (4)	(398)	(13)	(407)	(24)
Adjusted funds from operations ("AFFO")(1)	$17,504	$13,950	$36,540	$31,664

Weighted average common shares outstanding:	21,090	19,031	20,875	18,848
Add:
OP units	2,075	2,113	2,078	2,126
Restricted stock	238	157	192	167
Common stock issuable upon conversion of preferred OP units	98	-	49	-
Common stock issuable upon conversion of stock options	17	11	9	7
Weighted average common shares outstanding - diluted (FFO and AFFO) (1)	23,518	21,312	23,203	21,148

Funds from operations per share - diluted	$0.71	$0.62	$1.53	$1.46
Adjusted funds from operations per share - diluted	$0.74	$0.66	$1.57	$1.50

(3)
This amount represents our equity loss from affiliates in 2010. Origen declared cash dividends of $0.8 and $1.2 million for the three and six months ended June 30, 2011, respectively, which remain in FFO(1) and AFFO(1).

(4)
The state income tax benefit for the periods ended June 30, 2011 and 2010 represents the reversal of the Michigan Business Tax provision previously recorded. These taxes do not impact AFFO(1) and would be payable from prospective proceeds of such sales.

Sun Communities, Inc. 2nd Quarter 2011

Statement of Operations – Same Site
(in thousands except for other information)

	Three Months Ended June 30,				Six Months Ended June 30,
	2011	2010	Change	% Change	2011	2010	Change	% Change
REVENUES:
Income from real property	$48,799	$47,227	$1,572	3.3%	$99,463	$96,361	$3,102	3.2%

PROPERTY OPERATING EXPENSES:
Payroll and benefits	4,100	3,933	167	4.2%	8,064	7,756	308	4.0%
Legal, taxes, & insurance	841	767	74	9.6%	1,542	1,377	165	12.0%
Utilities	2,784	2,693	91	3.4%	5,915	6,172	(257)	-4.2%
Supplies and repair	2,283	2,303	(20)	-0.9%	3,726	3,603	123	3.4%
Other	923	688	235	34.2%	1,970	1,643	327	19.9%
Real estate taxes	4,039	4,183	(144)	-3.4%	8,154	8,363	(209)	-2.5%
Property operating expenses	14,970	14,567	403	2.8%	29,371	28,914	457	1.6%

NET OPERATING INCOME ("NOI")(2)	$33,829	$32,660	$1,169	3.6%	$70,092	$67,447	$2,645	3.9%

	As of June 30,
	2011	2010	Change
OTHER INFORMATION
Number of properties	136	136	-
Developed sites	47,677	47,564	113
Occupied sites (5)	38,928	38,369	559
Occupancy % (5)	85.3%	84.3%	1.0%
Weighted average monthly rent per site (6)	$420	$409	11
Sites available for development	5,439	5,574	(135)

(5)	Occupied sites and occupancy % include manufactured housing and permanent recreational vehicle sites, and exclude seasonal recreational vehicle sites.

(6)	Average rent relates only to manufactured housing sites, and excludes permanent and seasonal recreational vehicle sites.

Sun Communities, Inc. 2nd Quarter 2011

Rental Program Summary
(in thousands except for *)

	Three Months Ended June 30,				Six Months Ended June 30,
	2011	2010	Change	% Change	2011	2010	Change	% Change
REVENUES:
Rental home revenue	$5,427	$5,052	$375	7.4%	$10,757	$10,131	$626	6.2%
Site rent included in income from real property	7,745	7,118	627	8.8%	15,317	14,134	1,183	8.4%
Rental program revenue	13,172	12,170	1,002	8.2%	26,074	24,265	1,809	7.5%

EXPENSES:
Payroll and commissions	472	438	34	7.8%	944	938	6	0.6%
Repairs and refurbishment	1,785	1,744	41	2.4%	3,591	3,348	243	7.3%
Taxes and insurance	815	812	3	0.4%	1,551	1,595	(44)	-2.8%
Marketing and other	682	600	82	13.7%	1,341	1,336	5	0.4%
Rental program operating and maintenance	3,754	3,594	160	4.5%	7,427	7,217	210	2.9%

NET OPERATING INCOME ("NOI") (3)	$9,418	$8,576	$842	9.8%	$18,647	$17,048	$1,599	9.4%

Occupied rental home information as of June 30, 2011 and 2010:
Number of occupied rentals, end of period*					6,444	5,953	491	8.2%
Investment in occupied rental homes					$213,602	$190,320	$23,283	12.2%
Number of sold rental homes*					416	392	24	6.1%
Weighted average monthly rental rate*					$747	$729	$18	2.5%

Sun Communities, Inc. 2nd Quarter 2011